UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2009

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Convertible Promissory Note

As disclosed by Tully’s in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 7, 2009, on December 31, 2008 Tully’s and its affiliates Tully’s Coffee Asia Pacific, Inc. (“TCAP”) and Tully’s Coffee Asia Pacific Partners, LP (the “Tully’s Asia Partnership”) entered into certain financing arrangements with Asia Food Culture Management Pte. Ltd. (“AFCM”), the limited partner in the Tully’s Asia Partnership (the “Asia Financing”). Under the terms of the convertible promissory note issued by AFCM to the Tully’s Asia Partnership in the Asia Financing, AFCM would be entitled, upon a default by TCAP under a related promissory note, to convert all or a portion of the outstanding principal and accrued interest under the convertible promissory note into additional interests in the Tully’s Asia Partnership. In addition, upon an event of default, AFCM would have the option to become the sole general partner of the Tully’s Asia Partnership.

On March 6, 2009, AFCM and TCAP amended the convertible promissory note to provide that, notwithstanding any event of default, AFCM would not exercise its right to become the sole general partner of the Tully’s Asia Partnership until June 30, 2009, at the earliest.

Amendment No. 1 to the convertible promissory note is attached hereto as an exhibit and incorporated by reference herein.

Item 8.01.	Other Items

On March 4, 2009, UCC Ueshima Coffee Company, Ltd. (“UCC”), commenced a lawsuit in U.S. district court against Tully’s and its affiliates TCAP and the Tully’s Asia Partnership. The complaint alleges that Tully’s and its affiliates have breached a security agreement with UCC, and that Tully’s has breached its guaranty in favor of UCC, by entering into the Asia Financing. UCC seeks a declaratory judgment, injunctive relief, unspecified damages, foreclosure of UCC’s security interests under the security agreement, and attorneys’ fees and costs. Tully’s intends to vigorously defend the action.

Because Tully’s is required under the Asset Purchase Agreement to use the net proceeds from the sale of the Wholesale Business to repay in full its outstanding indebtedness to UCC, if the transactions contemplated by the Asset Purchase Agreement are consummated then Tully’s expects that this lawsuit will be dismissed with prejudice promptly after the Closing Date.

Also on March 4, 2009, UCC filed a motion for entry by the court of a temporary restraining order and preliminary injunction against Tully’s, TCAP, and the Tully’s Asia Partnership to prevent Tully’s and its affiliates from taking any action that would limit UCC’s ability to foreclose on the collateral granted to it under the security agreement. On March 6, 2009, UCC moved to withdraw its motion, without prejudice, after the TCAP and AFCM agreed to amend the convertible promissory note, as described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1 to the Convertible Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: March 11, 2009	By:	/s/ Andrew M. Wynne
Andrew M. Wynne
Vice-President and Chief Financial Officer